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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF CAHILL GORDON & REINDEL]
                                [80 Pine Street]
                              [New York, NY 10005]
                              [John Schuster, Esq.]








                                  June 27, 2001







Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, TX  77056-2124

Burlington Resources Capital I
c/o Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, TX  77056-2124

Burlington Resources Capital II
c/o Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, TX  77056-2124

Burlington Resources Finance Company
c/o Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, TX  77056-2124

         Re:  Registration Statement on Form S-3 (Registration No. 333-61600)

Ladies and Gentlemen:

                  We have acted as special U.S. counsel to Burlington Resources Inc., a Delaware corporation (the "Company") and to Burlington Resources Capital I and Burlington Resources Capital II, each a
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statutory business trust formed under Delaware law (each, a "Trust") and
Burlington Resources Finance Company, an unlimited liability company organized under the laws of Nova Scotia, Canada ("Finance Company", and together with the Company and the Trusts, the "Registrants") in connection with the Registration Statement on Form S-3, Registration No. 333-61600, as amended through the date hereof (the "Registration Statement"), filed by the Registrants with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities with an aggregate initial offering price of up to $1,500,000,000, as shall be designated by the Registrants: (i) senior debt securities of the Company, in one or more series (the "Senior Debt Securities"), which are to be issued under a senior indenture proposed to be executed between the Company and Citibank, N.A., as Trustee (the "Senior Indenture"), the form of which is filed as an exhibit to the Registration Statement, (ii) subordinated debt securities of the Company, in one or more series (the "Subordinated Debt Securities"), which are to be issued under a subordinated indenture proposed to be executed between the Company and Citibank, N.A., as Trustee (the "Subordinated Indenture"), the form of which is filed as an exhibit to the Registration Statement, (iii) shares of common stock of the Company, par value $.01 per share (the "Common Stock"), (iv) shares of preferred stock of the Company (the "Preferred Stock"), (v) securities issued by each Trust in the form of trust preferred securities (the "Trust Preferred Securities"), which are proposed to be issued under the applicable declaration of trust pursuant to which such Trust is organized (each, as amended and restated prior to such issuance, in the form of which is filed as an exhibit to the Registration Statement, a "Declaration of Trust"), (vi) guarantees by the Company of the Trust Preferred Securities (the "Trust Guarantees") pursuant to a guarantee agreement (each, a "Trust Guarantee Agreement"), the form of which is filed as an exhibit to the Registration Statement, (vii ) debt securities of Finance Company (the "Finance Debt Securities"), which are to be issued under an indenture between Finance Company and Citibank, N.A., as Trustee (the "Finance Indenture"), the form of which is incorporated by reference as an exhibit to the Registration Statement and (viii) guarantees of the Company of the Finance Debt Securities (the "Finance Guarantees") pursuant to a guarantee agreement (the "Finance Guarantee Agreement"), the form of which is incorporated by reference as an exhibit to the Registration Statement. The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock, the Trust Preferred Securities, the Trust Guarantees, the Finance Debt Securities and the Finance Guarantees are referred to collectively as the "Securities" and individually as a "Security".

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

                  In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due authorization, execution and delivery of each document named below by each party other than the Company.
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                  We advise you that, in our opinion:

                  (a) With respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Common Stock (including any Common Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  (b) With respect to the shares of Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation related to the Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of
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         any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  (c) With respect to the Senior Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Senior Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) an appropriate prospectus supplement or term sheet with respect to the Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Senior Debt Securities and related matters;
         (vi) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and
         (vii) the Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Senior Debt Securities, when issued and sold in accordance with the provisions of the Senior Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (d) With respect to the Subordinated Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Subordinated Indenture has been duly authorized, executed and
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         delivered by the Company and the other parties thereto and duly qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;
         (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Subordinated Debt Securities and related matters; (vi) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Subordinated Debt Securities, when issued and sold in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (e) With respect to the Finance Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Finance Indenture has been duly qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Finance Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the Finance Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Finance Debt Securities has been duly authorized, executed and delivered by Finance Company and the other parties thereto; (v) the Board of Directors of Finance Company, including any appropriate committee appointed thereby, and appropriate officers of Finance Company have taken all necessary action to approve the issuance and terms of the Finance Debt Securities and related matters; (vi) the terms of the Finance Debt Securities and their issuance and sale have been duly established in conformity with the Finance Indenture so as not to violate any applicable law, the Memorandum of Association or the Articles of Association of Finance Company or result in default under or breach of any agreement or instrument binding upon Finance Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction
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         over Finance Company; and (vii) the Finance Debt Securities have been duly executed and authenticated in accordance with the provisions of the Finance Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Finance Debt Securities, when issued and sold in accordance with the provisions of the Finance Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of Finance Company enforceable against Finance Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (f) With respect to the Finance Guarantees, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Finance Guarantee Agreement has been duly qualified under the TIA;
         (iii) an appropriate prospectus supplement or term sheet with respect to the Finance Debt Securities and the Finance Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) the terms of the Finance Debt Securities have been established in accordance with the Finance Indenture; (v) the Finance Debt Securities have been duly issued and executed in accordance with the Finance Indenture and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; (vi) if the Finance Debt Securities and Finance Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Securities has been duly authorized, executed and delivered by Finance Company and the other parties thereto; (vii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Finance Guarantees and related matters; (viii) the terms of the Finance Guarantees and of their issuance and sale have been duly established in conformity with the Finance Guarantee Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) the Finance Guarantees have been duly executed and delivered in accordance with the provisions of the Finance Guarantee Agreement, the Finance Guarantees, when issued in accordance with the Finance Guarantee Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
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                  (g) With respect to the Trust Guarantees, when (i) the
         Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the applicable Trust Guarantee Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Trust Preferred Securities and the Trust Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) the Declaration of Trust of the applicable Trust has been duly authorized, executed and delivered by the parties thereto; (v) the terms of the Trust Preferred Securities have been established in accordance with the applicable Declaration of Trust;
         (vi) the Trust Preferred Securities have been duly issued and executed in accordance with the applicable Declaration of Trust and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; (vii) if the Trust Preferred Securities and the Trust Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Securities has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto; (viii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Trust Guarantees and related matters; (ix) the terms of the Trust Guarantees and of their issuance and sale have been duly established in conformity with the applicable Trust Guarantee Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and
         (x) the Trust Guarantees have been duly executed and delivered in accordance with the provisions of the applicable Trust Guarantee Agreement, the Trust Guarantees, when issued in accordance with the applicable Trust Guarantee Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the laws, and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

                  With respect to opinions (e) and (f) above, we have relied on the opinion of Stewart McKelvey Stirling Scales dated as of the date hereof, as to the due organization and valid existence of the Finance Company. With respect to opinion (g) above, we have relied on the opinion of Richards,
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Layton & Finger, P.A., dated as of the date hereof, as to the Trusts and the validity and legality of the Trust Preferred Securities and related documents (other than the Trust Guarantees).

                  We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Cahill Gordon & Reindel

                                             Cahill Gordon & Reindel